                                                                    EXHIBIT 10.4


                        MIDDLESBORO FEDERAL BANK, F.S.B.
                   RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
                   ------------------------------------------


                                   ARTICLE I
                                  Definitions
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Bank" shall mean Middlesboro Federal Bank, F.S.B. or any successor in interest.

     "Beneficiary" shall mean the Participant's surviving spouse, or if none, the Participant's estate.

     "Benefits" shall mean, collectively, the benefits payable under Article II of the Plan.

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall have the meaning provided in the Bank's Management Recognition and Retention Plan.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean the date on which the Plan first becomes effective, as determined under Article XIV hereof.

     "Participant" means an individual who serves as a Director at some time on or after the Effective Date.

     "Plan" shall mean this Middlesboro Federal Bank, F.S.B. Retirement Plan for Non-Employee Directors.

     "Trust" and "Trust Agreement" shall mean that agreement entered into pursuant to the terms hereof between the Bank and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan Assets for the purposes set forth herein.

     "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board, whether or not as an Employee, and whether before or after the Plan's Effective Date, and shall be determined according to the following schedule:

              Full Years of          Participant's
           Service On the Board      Vested Percentage
           --------------------      -----------------

                 Less than 5             0%
                  5 to 9                25%
                  10 to 14              50%
                  15 to 19              75%
                 20 or more            100%

     Notwithstanding the foregoing, a Director's Vested Percentage shall accelerate to 100% upon his termination of service on the Board as a result of his disability (as determined by the Board), or upon the occurrence of a Change in Control.

                                  ARTICLE II
                              Retirement Benefits
                              -------------------

     In the event that a Participant's service on the Board terminates for any reason other than his death, the Bank shall make 60 monthly payments to the Participant, with the amount of each payment being equal to the product of his Vested Percentage and 75% of the average monthly fees that the Participant received for service on the Board during the 12-month period preceeding termination of his service on the Board. The payments due under this Article shall begin on the first day of the second month following the date of the Participant's termination of service on the Board, and shall thereafter be made on the first day of each month thereafter. No Benefits shall be payable hereunder after the death of the Participant.

     Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of a Participant's termination of employment, either (i) the present value of his Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or (ii) such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE III
                              Source of Benefits
                              ------------------

     Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank). For any fiscal year during which a Trust, as described herein at Article VI, is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

                                  ARTICLE IV
                                  Assignment
                                  ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be the and nontransferable.

                                   ARTICLE V
                           No Retention of Services
                           ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                  ARTICLE VI
                             Rights of Directors;
                             --------------------
                  Termination or Suspension under Federal Law
                  -------------------------------------------

     The rights of the Directors under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable Trust to be attached as Schedule A hereto ("Trust Plan"), such assets of the Bank may be held by such Trust pursuant to such Trust Plan, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust Plan.

     If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

     If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     All obligations under this Plan shall terminate, except to the extent that continuation of this Plan is necessary for the continued operation of the Bank:
(i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VII
                  Automatic Cash-Out Upon a Change in Control
                  -------------------------------------------

          The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Vested Percentage shall become 100%, and the present value of his Benefits shall be due and payable to the Participant in one lump-sum payment within 10 days following such Change in Control. In the event of a Change in Control after a Participant terminates service on the Board, the present value of any Benefits not yet paid to the Participant shall be due and payable to the Participant in one lump-sum payment within 10 days following such Change in Control.

                                 ARTICLE VIII
                                Reorganization
                                --------------

          The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                  ARTICLE IX
                           Amendment and Termination
                           -------------------------

          The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

                                   ARTICLE X
                                   State Law
                                   ---------

          This Plan shall be construed and governed in all respects under and by the laws of the Commonwealth of Kentucky. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                  ARTICLE XI
                               Headings; Gender
                               ----------------

          Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                          Interpretation of the Plan
                          --------------------------

          The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                 ARTICLE XIII
                                  Legal Fees
                                  ----------

          In the event any dispute shall arise between a Participant and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his favor. Such reimbursements to a Participant shall be paid within 10 days of the Participant furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                                Effective Date
                                --------------

          The Plan shall become effective immediately upon its approval by the Board. Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                MIDDLESBORO FEDERAL BANK, FEDERAL SAVINGS BANK
                  RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

                          --------------------------

                                First Amendment

                          --------------------------


     WHEREAS, Middlesboro Federal Bank, Federal Savings Bank (the "Bank") maintains the Middlesboro Federal Bank, Federal Savings Bank Retirement Plan for Non-Employee Directors (the "Plan") and Article IX of the Plan permits the Board of Directors of the Bank (the "Board") to amend the Plan at any time; and

     WHEREAS, the Board has determined that it is in the best interests of the Bank to amend the Plan (i) to convert the Plan from a defined benefit pension arrangement to a defined contribution arrangement without increasing the financial expense associated with the Plan, and (ii) to permit Plan participants to elect to have amounts credited to their Plan accounts appreciate or depreciate as if such amounts were invested either in certificates of deposit of the Bank, common stock of the Bank's holding company, or a combination thereof;

     NOW THEREFORE, pursuant to Article IX of the Plan, the Plan is hereby amended as follows, effective on the date specified below.

     1. Article I of the Plan is amended by inserting the following definitions (in a manner that continues to present them in alphabetical order):

               "Account" shall mean a bookkeeping account maintained by the Bank in the name of each Participant.

               "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to an executive officer of the Bank and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

               "Benefits" shall mean, collectively, the benefits payable under Articles II and III of the Plan.

               "Change in Control" shall have the meaning provided for in the Cumberland Mountain Bancshares, Inc. 1993 Stock Option Plan, as said plan may be amended from time to time, provided that a change to said definition shall be

Retirement Plan for Non-Employee Directors
First Amendment
Page 6


          ineffective to the extent it is adverse to a Participant and not consented to by the Participant.

               "Election Form" shall mean the form attached hereto as Exhibit
          "A."

     2. Article I of the Plan is further amended by changing its name to the Middlesboro Federal Bank, Federal Savings Bank Retirement Plan for Directors.

     3. Article I of the Plan is amended further by deleting both the definition of "Vested Percentage", and the last paragraph in its entirety.

     4. Article II of the Plan is amended in its entirety to provide as follows:

                                   ARTICLE II
                                   ----------

                              Credits to Accounts
                              -------------------

          On the Effective Date. Each Participant who is a Director on the Effective Date shall have his or her account credited with an amount equal to the product of $1,524 and his or her full years of service as a Director, up to a maximum of 20 years.

          After the Effective Date. On each July 1st after the Effective Date, each Participant who is a Director on said date shall have his or her Account credited with an amount equal to $1,524. There shall be a limit of 20 years worth of credits available to each Participant, including credits on the Effective Date for past service. In addition, each Participant's Account shall be credited with a rate of return equal to the Participant's choice of (i) the highest rate of interest paid by the Bank on certificates of deposits having a term of one year, or (ii) the dividend-adjusted rate of return on the Company's common stock.

     5. The Plan is amended by inserting new Article III immediately following existing Article II and by renumbering Articles III through XIV as Articles IV through XV, with all internal references adjusted accordingly to provide as follows:

Retirement Plan for Non-Employee Directors
First Amendment
Page 7


                                  ARTICLE III
                                  -----------

                   Distribution from Accounts; Election Forms
                   ------------------------------------------

          General Rule. Account balances shall be paid, in cash, in ten equal annual installments beginning during the first day of the second month which next follows the date which the Participant ceases to be a Director for any reason, with any subsequent payments being made on each of the nine anniversary dates until the Participant has collected the entire value of his or her account. Notwithstanding the foregoing: (i) on his or her Election Form, a Participant may elect within one year of becoming a Participant to have his or her Account paid in a single lump sum distribution, or in annual payments over a period of less than ten years;
     (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, either the present value of his or her Benefits exceeds the limitations that are set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date, or such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

          Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph (including benefits accrued by the Participant, but not yet credited to his or her account), then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly-named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Election Form a distribution period of up to ten years (with payments to be made in substantially equal annual installments). Beneficiary designations made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

     6. The second sentence of former Article VII of the Plan (which this Amendment has redesignated as Article VIII) is amended in its entirety to provide as follows:

          In the event of a Change in Control while a Participant is serving on the Board, the present value of his Benefits shall be due and payable to the Participant in one lump-sum payment within 10 days following such Change in Control.

     7. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Plan or any agreement entered into thereunder, other than as stated above.

Retirement Plan for Non-Employee Directors
First Amendment
Page 8


     WHEREFORE, on this _____ day of _______, 1997, the Employer hereby executes this First Amendment to the Plan.

                                            MIDDLESBORO FEDERAL BANK,
                                            FEDERAL SAVINGS BANK


                                            By
                                              --------------------------------
                                              Its President
-----------
Date

Attest:                              (Seal)
        -----------------------------